Exhibit 10.44

FIRST AMENDMENT TO THE

MIRANT SERVICES SEVERANCE PAY PLAN

(as amended and restated effective as of July 1, 2008)

Pursuant to the powers of amendment reserved under Section 9.5 of the Mirant Services Severance Pay Plan, as amended and restated effective as of July 1, 2008 (the “Plan”), Mirant Services, LLC (the “Company”) hereby amends the Plan, effective July 1, 2009, by deleting Section 5.2(a)(3) of the Plan in its entirety and inserting a new Section 5.2(a)(3), reading as follows:

“(3) an amount equal to the monthly cost to provide the same level of medical and dental coverage as maintained by the Participant under the Health and Welfare Plan immediately prior to his Termination Date, multiplied by six (6). For purposes of this Section 5.2(a)(3), the monthly cost shall be based on the amount of ‘applicable premium’ under COBRA for such coverage for the year in which the Termination Date occurs.”

IN WITNESS WHEREOF, the Mirant Benefits Committee has caused this First Amendment to the Mirant Services Severance Pay Plan to be executed on behalf of the Company this 1st day of September, 2009.

MIRANT SERVICES, LLC

By:
Kevin P. Boudreaux
Vice President, Administration